Exhibit 3.101

CERTIFICATE OF INCORPORATION

OF

THE HEALTH SHOPPE (CHINA), LTD.

FIRST:	The name of this corporation shall be: THE HEALTH SHOPPE (CHINA), LTD.

SECOND:

Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD:	The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The total number of shares of stock which this corporation is authorized to issue is one hundred (100) shares, each with a par value of one dollar ($1.00).

FIFTH:	The name and address of the incorporator is as follows:

Robyn Boyajian
2100 Smithtown Avenue
Ronkonkoma, NY 11779

SIXTH:	The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 11th day of July, A.D. 2008.

/s/ Robyn Boyajian
Robyn Boyajian
Sole Incorporator

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

THE HEALTH SHOPPE (CHINA), LTD.

It is hereby certified that:

1.  The name of the corporation (hereinafter called the “corporation”) is The Health Shoppe (China), Ltd.

2.  The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

“FIRST:  The name of this corporation shall be Vitamin World China, Inc.”

3.  The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on September 25, 2008

/s/ Hans Lindgren
Hans Lindgren
Vice President